Exhibit 10.48
BUYOUT AGREEMENT
     This Buyout Agreement (this “Agreement”) is entered into as of November 23, 2009, by and among H & W MOVIE PARTNERS, LLC, a Delaware limited liability company (“HWMP”), THE FILM DEPARTMENT HOLDINGS LLC, a Delaware limited liability company (“Holdings”), THE FILM DEPARTMENT LLC, a Delaware limited liability company (the “Company”), the other Company Parties (as defined in the Forbearance Agreement referred to below) party hereto, UNION BANK, N.A., in its capacity as collateral agent for Holders (in such capacity, together with its successors and assigns, the “Collateral Agent”), and the Holders set forth on the signature pages to this Agreement (each a “Holder” and collectively, the “Holders”).
PRELIMINARY STATEMENTS
          (A) Holdings, Company, Collateral Agent and Holders are parties to that certain Securities Purchase Agreement dated as of June 27, 2007 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, including pursuant to that certain Forbearance Agreement and Amendment to Securities Purchase Agreement and Other Note Documents dated as of September 2, 2009, as amended to date (collectively, the “Forbearance Agreement”) (the “Securities Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Securities Purchase Agreement or the Forbearance Agreement, as applicable.
          (B) Holdings has advised Collateral Agent and Holders that it is seeking to consummate (1) an initial public offering of securities of Holdings (following, among other things, its conversion to, or merger with, a Delaware corporation (such resulting corporation, which shall be a successor in interest to all of Holdings’ obligations hereunder and under any other Note Document, hereinafter, the “Delaware Company”)) (the “IPO”) or (2) a private equity investment in Holdings (the “Private Equity Investment”), in either case on or before April 1, 2010, and in an amount that in the aggregate will generate net cash proceeds: (a) sufficient to finance the Initial IPO Cash Paydown or the Initial Private Equity Investment Cash Paydown (each as defined below), as applicable; and (b) determined in good faith by Holdings’ Board of Directors to be sufficient to commence the proposed U.S. distribution business of Company and otherwise to provide for the operating needs of Holdings (exclusive of HWMP’s capital commitments to fund overhead and development costs referred to in clauses (3) and (4) below) (the IPO or Private Equity Investment shall hereinafter be referred to as the “Equity Transaction”), and, in connection therewith, has requested, among other things, that Collateral Agent and Holders consent and agree to the following (and, subject to the terms and conditions set forth in this Agreement, Collateral Agent and Holders are willing to do so):
               (1) (a) upon and contemporaneous with the execution and delivery of this Agreement by all parties hereto, the redemption of the Warrants for an aggregate purchase price of $1; and (b) a Change of Control transaction pursuant to which HWMP will have the right to appoint a majority of the members of the Board of Directors of Holdings or become the beneficial owner of 50.1% or more of the Voting Stock of Holdings;

               (2) the maintenance of the Overhead Reserve Account during the period from October 15, 2009, through March 31, 2010 (the “HWMP Period”), and the disbursement of any funds on deposit therein to Company from time to time in accordance with the Forbearance Agreement to fund all overhead obligations that are set forth in the Interim Operating Budget (which, for all purposes of this Agreement, shall be deemed to include the “Optional Overhead Budget” for the months of January through March 2010, attached thereto) (collectively, the “Full Operating Budget”), in consideration of:
                    (a) HWMP’s agreement to fund in immediately available funds on the Effective Date (i) $225,000 into Company’s operating account for payment of the base salaries and benefits of Mark Gill and Neil Sacker for November and December 2009 (the “Key Executive Effective Date Funding Amount”), (ii) an amount equal to the lesser of (A) $975,000 or (B) the aggregate outstanding amount of the Senior Obligations (as defined in the Forbearance Agreement) on the Effective Date (such lesser amount, the “Senior Obligations Effective Date Funding Amount”) into the Collection Account for application as herein provided and (iii) if the Senior Obligations Effective Date Funding Amount is less than $975,000, then an amount equal to (A) $975,000, minus (B) the Senior Obligations Effective Date Funding Amount (the “Eton Park Effective Date Funding Amount”) to an account designated by Collateral Agent for distribution to the Holders to be applied against the EP Obligations (as defined below) (the Key Executive Effective Date Funding Amount, the Senior Obligations Effective Date Funding Amount and the Eton Park Effective Date Funding Amount shall hereinafter collectively be referred to as the “Effective Date Funding Amounts”); and
                    (b) the agreement of the Company Parties to permit (promptly following the date on which the Senior Obligations are repaid in full in cash) an amount equal to $225,000 to be disbursed out of the Overhead Reserve Account to an account designated by Collateral Agent for distribution to the Holders to be applied against the EP Obligations;
               (3) with respect to any persons employed by Company Parties on October 15, 2009, (a) pursuant to valid employment agreements, or (b) as at-will employees without employment agreements, and in each case whose employment is not presently scheduled to continue throughout the HWMP Period pursuant to the Full Operating Budget (or, with respect to Mark Gill and Neil Sacker for the months of November and December 2009, whose salaries and benefits are not provided to be paid out of amounts on deposit in the Overhead Reserve Account) (“Non-Scheduled Employees”), if HWMP agrees with Holdings and Company that any such Non-Scheduled Employees should be retained for all or part of the time during the HWMP Period for which they are not scheduled to be retained pursuant to the Full Operating Budget (or, with respect to Mark Gill and Neil Sacker for the months of November and December 2009, should have their salaries and benefits paid for such months) (each, a “Non-Scheduled Period”), to the extent that HWMP capitalizes Company Parties in an amount sufficient for the payment of all amounts to be incurred in connection with the employment of such individuals, including, without limitation, 100% of all salaries, taxes, benefits and other costs associated with such Non-Scheduled Employees during the Non-Scheduled Period applicable to each such Non-Scheduled Employee (the “Non-Scheduled Personnel Costs”) as provided herein, the incurrence by Company Parties of such Non-Scheduled Personnel Costs;

               (4) with respect to film or other entertainment projects and properties owned, optioned and/or in development by Company Parties on October 15, 2009 (“Current Projects”), if HWMP agrees with Holdings and Company that additional development should be done on any such Current Projects during the HWMP Period (other than development for which Company has contracted prior to October 15, 2009, and for which payments are scheduled as part of the Full Operating Budget) (“Non-Scheduled Development”), and HWMP pays for or capitalizes Company Parties to cover all costs associated with such Non-Scheduled Development (“Non-Scheduled Development Costs”) as provided herein, the incurrence by Company Parties of such Non-Scheduled Development Costs;
               (5) the purchase by HWMP (or any direct or indirect Subsidiary thereof) of all right, title and interest in and to the motion picture tentatively entitled “Earthbound” (“Earthbound”) free and clear of the liens created by the Note Documents on the terms and conditions set forth in the Forbearance Agreement, as modified by this Agreement;
               (6) the discharge of all “Obligations” as defined in the Securities Purchase Agreement as amended by the Forbearance Agreement (“EP Obligations”) (as to which the parties agree that the aggregate outstanding amount as of October 31, 2009, was $44,020,647.19) (other than those Obligations that are expressly stated to survive the termination of any of the Note Documents), the release of the liens created by the Note Documents in all Collateral and the concomitant termination of the Note Documents (except for those provisions therein that by their express terms survive the termination thereof), effective immediately upon (a) the receipt in good funds by Holders (or their designees) of the Initial IPO Cash Paydown or the Initial Private Equity Investment Cash Paydown (each as defined below), as applicable, payable out of the proceeds of the Equity Transaction, and (b) the execution and delivery by Delaware Company (as applicable), Holdings and the other Company Parties, on the one hand, and Collateral Agent and Holders, on the other hand, of a mutual general release as herein provided; and
               (7) (a) Company’s execution of that certain Multi-Picture Sales Agency Agreement dated as of October 21, 2009, by and between Weinstein Global Film Corp. (“Weinstein”) and Company (the “Sales Agency Agreement”) pursuant to which Company shall be obligated to pay to Weinstein a non-deferred sales agency fee (“Agency Fees”) of 7.5% of 100% of Collections from the exploitation of the “Rights” (as such term is defined in the Sales Agency Agreement) in and to the motion picture currently entitled “Law Abiding Citizen” (“LAC”) in the “Territories” (which is defined in the Sales Agency Agreement as Italy, France and Japan and all other countries and territories customarily included in a license in each such territory in the motion picture industry) with respect to license agreements entered into for any such Territory after October 21, 2009, and (b) the disbursement out of the Collection Account of such Agency Fees to an account in the name of Weinstein to be designated by Company in writing to the Credit Agreement Administrative Agent (or, after repayment in full in cash of the Senior Obligations, Collateral Agent) for payment on behalf of Company of such Agency Fees prior to the application of any such Collections as otherwise provided in the Waterfall (as defined in the Forbearance Agreement).
     NOW, THEREFORE, in consideration of the foregoing and of the agreements, promises and covenants set forth below, the parties hereto agree as follows:

AGREEMENT
1. REDEMPTION OF WARRANTS AND CONSENT TO CHANGE OF CONTROL.
     (a) Upon and contemporaneous with the execution and delivery of this Agreement by all parties hereto, each Holder shall cause its designee to redeem the Warrants for an aggregate purchase price of $1 and in connection therewith agrees to execute and deliver to Holdings that certain Redemption Agreement for Warrants to Purchase Class C Units in the form attached hereto as Exhibit A (the “Redemption Agreement”) and surrender the original Warrants held by it for cancellation by Holdings (or, in the event of the loss, theft or destruction thereof, a Lost Warrant Affidavit and Indemnity in the form attached hereto as Exhibit B (the “Lost Warrant Affidavit”). In the event that the Warrants have been so redeemed and the recapitalization of the equity interests of Holdings (the “Recapitalization”) described in and on substantially the terms set forth in Exhibit B to that certain Equity Investment and Recapitalization Summary of Terms and Conditions dated as of November 12, 2009, and attached hereto as Exhibit C (the “Equity Investment Summary”), shall not have occurred within the period specified in the last paragraph of Section 6 hereof, then Holdings promptly thereafter shall issue to the holder of the Warrants so redeemed for no additional consideration a new Warrant to purchase 1,538 Class C Units of Holdings and otherwise on identical terms to the Warrants so redeemed by such holder. In the event that the Warrants have been so redeemed and an Equity Transaction is not timely consummated in accordance with this Agreement by April 1, 2010, Delaware Company or Holdings, as applicable, shall not issue any replacement warrants or other securities to any holder of warrants redeemed in connection with the Recapitalization without the express prior written consent of the holder of the Warrants so redeemed; provided, that if the holders of any other warrants that are redeemed in connection with the Recapitalization are thereafter issued replacement warrants or other equity interests (or securities convertible into or exchangeable for equity interests) in Delaware Company or Holdings, as the case may be, then:
          (i) if Holdings has not been converted to, merged with or acquired by (directly or indirectly) Delaware Company, Holdings promptly thereafter shall issue to the holder of the Warrants so redeemed replacement warrants to purchase units in Holdings having substantially similar terms and rights as those set forth in the redeemed Warrants so that, after such issuance, the holder of the Warrants so redeemed possesses and enjoys voting and consent rights equivalent in all respects to those it presently enjoys as holder of the Warrants, which replacement warrants shall entitle the holder of the Warrants so redeemed to receive upon exercise thereof units in Holdings representing that percentage ownership of Holdings as the holder of the Warrants so redeemed would have received had the Warrants not been so redeemed and had been exercised immediately prior to consummation of the Recapitalization; provided further, that the percentage ownership of Holdings represented by the number of units for which such replacement warrants would be exercisable would be subject to dilution as a result of any and all equity investments in Holdings in the same proportion as the percentage ownership of Holdings represented by the Class B Units of Holdings would be subject to such dilution as described more fully in the Equity Investment Summary; and
          (ii) if Holdings has been converted to, merged with or acquired by (directly or indirectly) Delaware Company, Delaware Company promptly thereafter shall issue to the holder of the Warrants so redeemed replacement warrants to purchase common stock in Delaware Company so that, after such issuance, the holder of the Warrants so redeemed possesses and enjoys voting and consent rights applicable to the common stock for which such replacement warrants are exercisable on an as exercised basis, which replacement warrants shall entitle the holder of the Warrants so redeemed to receive upon exercise thereof common stock in Delaware Company representing that percentage ownership of Delaware Company as the holder of the Warrants so redeemed would have received had the Warrants not been so redeemed and had been exercised immediately prior to consummation of the Recapitalization; provided further, that the percentage ownership of Delaware Company represented by the number of shares of common stock for which such replacement warrants would be exercisable would be subject to dilution as a result of any and all equity investments in Holdings prior to its conversion to or merger with Delaware Company in the same proportion as the percentage ownership of Delaware Company represented by the number of shares of common stock into which the Class B Units of Holdings have been converted or exchanged would be subject to such dilution as described more fully in the Equity Investment Summary.
All references herein to “percentage ownership” shall mean percentage ownership on a common equivalent and fully diluted basis. In addition to any other rights or remedies available to it hereunder or at law or in equity, the holder of the Warrants shall be entitled to seek injunctive relief and/or obtain specific performance of the provisions of this Section 1(a) or other equitable relief in the event of a breach by Delaware Company (as applicable) or Holdings of this Section 1(a).
          (b) Collateral Agent and Holders hereby consent and agree to a Change of Control transaction pursuant to which HWMP will have the right to appoint a majority of the members of the Board of Directors of Holdings or become the beneficial owner of 50.1% or more of the Voting Stock of Holdings.
2. AGREEMENT BY HWMP TO FUND OVERHEAD OBLIGATIONS OF HOLDINGS AND COMPANY.
     (a) HWMP hereby agrees to fund the Effective Date Funding Amounts in immediately available funds on the Effective Date into the applicable accounts specified in Preliminary Statement B(2)(a). Collateral Agent and each Holder hereby agree that funds from the Overhead Reserve Account, which as of November 10, 2009, had a balance of $984,435.72, shall continue to be disbursed to Holdings during the HWMP Period and otherwise in accordance with the Forbearance Agreement to be utilized in accordance with the Full Operating Budget. Notwithstanding any contrary term or provision set forth in the Forbearance Agreement or any other Second Lien Document, the Senior Obligations Effective Date Funding Amount shall be applied against the Senior Obligations (as defined in the Forbearance Agreement). Promptly following the date on which the Senior Obligations are repaid in full in cash, Collateral Agent shall cause an amount equal to $225,000 to be disbursed out of the Overhead Reserve Account to an account designated by Collateral Agent for distribution to the Holders to be applied against the EP Obligations. Any funds remaining in the Overhead Reserve Account after March 31, 2010, shall be disbursed to an account designated by Collateral Agent for distribution to the Holders to be applied against the EP Obligations. The Company Parties agree they shall not incur any overhead obligations or expenditures during the HWMP Period, except for those that are made (i) in accordance with the Full Operating Budget, or (ii) pursuant to Sections 2(b) or 25 hereof. Notwithstanding any contrary term or provision set forth in the Forbearance Agreement or any other Second Lien Document, no Holder shall have any obligation to advance funds for any overhead obligations of the Company Parties (including any obligation in connection with the base salary and benefits for Mark Gill and Neil Sacker for November and December 2009).
     (b) If HWMP agrees with Holdings and Company that any Non-Scheduled Employee(s) should be retained for all or part of the Non-Scheduled Period(s) (or, with respect to Mark Gill and Neil Sacker for the months of November and December 2009, should have their salaries and benefits paid for such months), then: (i) Holdings shall provide Holders with a schedule of such Non-Scheduled Employees and the times during such Non-Scheduled Periods when Holdings expects to retain such Non-Scheduled Employees (or, with respect to Mark Gill and Neil Sacker for the months of November and December 2009, to pay their salaries and benefits) (which schedule shall be updated from time to time by Holdings to the extent necessary to correct any information set forth therein); (ii) HWMP shall, prior to the commencement of such Non-Scheduled Period(s), fund directly to a deposit account (for overhead expenses) in which the Collateral Agent has a perfected security interest (“Pledged Overhead Account”) (it being understood and acknowledged by the parties hereto that Company’s current operating account shall qualify as a Pledged Overhead Account for all purposes hereunder) an amount equal to all Non-Scheduled Personnel Costs associated with each applicable Non-Scheduled Employee for one payroll period, to be held in reserve, plus all Non-Scheduled Personnel Costs associated with each applicable Non-Scheduled Employee for the first payroll period of such Non-Scheduled Period; and (iii) thereafter, HWMP shall, on or prior to the commencement of each succeeding payroll period, fund directly to the Pledged Overhead Account an amount equal to all Non-Scheduled Personnel Costs associated with each applicable Non-Scheduled Employee for such payroll period. Subject to and conditioned upon adherence to the foregoing provisions of this Section 2, Collateral Agent and Holders hereby consent to the incurrence of such Non-Scheduled Personnel Costs by Company Parties. For purposes of clarity, the parties agree that the provisions of this Section 2(b) shall not be deemed to permit (x) the employment of any employees, consultants or independent contractors by Company Parties other than the Non-Scheduled Employees during the Non-Scheduled Period, or (y) any extension, renewal or modification of the obligations of Company Parties to, or the terms of employment of, any employee pursuant to such employee’s current employment contract or otherwise (other than modifications that, at any time prior to the receipt by Holders of the Initial IPO Cash Paydown or the Initial Private Equity Investment Cash Paydown (each as defined below), as applicable, do not increase any such obligations or otherwise adversely affect Company Parties), and Holders do not consent thereto. HWMP, Holdings and the Company acknowledge and agree for Holders’ benefit that any monies paid to or on behalf of any Company Party by HWMP pursuant to this Section 2 are intended to be and shall be deemed to be capital contributions of equity by HWMP and shall not for any purpose be construed to be, and HWMP irrevocably waives any right to hereafter claim such monies are or were intended to constitute, debt of any nature repayable to it by any Company Party.
3. INCURRENCE OF CERTAIN DEVELOPMENT COSTS. If HWMP agrees with Holdings and Company that any Non-Scheduled Development should occur with respect to any

Current Project(s), HWMP shall, on or before the first date any Company Party enters into any Contractual Obligation or incurs any liability for Non-Scheduled Development with respect to any Current Project, fund directly to a separate deposit account (for development expenses) in which the Collateral Agent has a perfected security interest (“Pledged Development Account”) an amount that HWMP, Holdings and Company estimate will be sufficient to cover all Non-Scheduled Development Costs that any Company Party is or will be obligated or liable to expend (without further discretion on the part of any Company Party) in connection with all Non-Scheduled Development during the HWMP Period, whether such Non-Scheduled Development Costs are to be incurred during or after the HWMP Period (such as, by way of example only, amounts required in connection with the delivery of any screenplay rewrites or polishes) (such Non-Scheduled Development Costs, the “Committed Costs”). Subject to and conditioned upon: (a) HWMP’s and the Company Parties’ adherence to and performance of their respective obligations under the foregoing provisions of this Section 3; (b) the agreement of HWMP and all Company Parties that all rights to the results and proceeds of all Non-Scheduled Development shall inure solely to the benefit of the Company Party holding rights in such Current Project; and (c) the delivery to Holders by Holdings or Company, prior to the incurrence of any Contractual Obligation or liability or payment for any Non-Scheduled Development, of a notice of the proposed Non-Scheduled Development accompanied by the proposed agreement with a third party(ies) with respect thereto, together with the most recent statement or other evidence of the balance in the Pledged Development Account showing sufficient funds to cover all Committed Costs related to such Non-Scheduled Development; and notwithstanding any contrary provision set forth in the Securities Purchase Agreement or any other Note Document, Collateral Agent and Holders hereby consent to the incurrence by the Company Party of Non-Scheduled Development Costs that do not exceed, in the aggregate, the balance in the Pledged Development Account. For purposes of clarity, the parties agree that the provisions of this Section 3 do not apply to the incurrence of any development costs in connection with Current Projects that are not incurred in accordance with this Section 3 or any development costs whatsoever with respect to film or other entertainment projects other than Current Projects, and Holders do not consent thereto. Further, if an Equity Transaction is not consummated on or before April 1, 2010, then the parties agree that (x) any development done on any Current Projects pursuant to this Section 3, and all rights to the results and proceeds therein and thereto, shall inure solely to the benefit of the Company Party holding rights therein, as applicable, without any obligation to reimburse or otherwise compensate HWMP with respect thereto, and (y) any monies deposited by HWMP into and remaining on deposit in the Pledged Development Account that are not needed to defray Committed Costs shall be promptly disbursed to HWMP. HWMP, Holdings and the Company acknowledge and agree for Holders’ benefit that any monies paid to or on behalf of any Company Party by HWMP pursuant to this Section 3 are intended to be and shall be deemed to be capital contributions of equity by HWMP and shall not for any purpose be construed to be, and HWMP irrevocably waives any right to hereafter claim such monies are or were intended to constitute, debt of any nature repayable to it by any Company Party, subject only to the exception provided in Section 3(y) above.
4. PURCHASE BY HWMP OF “EARTHBOUND” ASSETS. Collateral Agent and Holders hereby consent to the sale by the Company Parties and the purchase by HWMP (or any direct or indirect Subsidiary thereof that is not a Company Party) of all right, title and interest in and to Earthbound (the “Earthbound Rights”) free and clear of all liens created by the Note Documents, at any time after the Effective Date hereof and on or before April 1, 2010 (but prior to the incurrence by any Company Party of any expenses or obligations on or in connection with Earthbound), for a cash purchase price of $150,000 (to be paid as provided in the Intercreditor Agreement), and otherwise on the terms and conditions set forth in an acquisition agreement to be negotiated in good faith by the parties hereto and in form and substance reasonably satisfactory to the Required Holders (the “Earthbound Acquisition Agreement”), but in all respects subject to and conditioned upon the execution and delivery by a representative of Holders and HWMP (or the applicable Subsidiary thereof purchasing the Earthbound Rights) of a participation agreement to be negotiated in good faith by the parties hereto and in form and substance reasonably satisfactory to the Required Holders but on substantially the terms set forth in the Forbearance Agreement (the “Earthbound Participation Agreement”). Collateral Agent and Holders hereby agree to execute and deliver to Holdings such further instruments and documents and do and cause to be done such further acts as Holdings may reasonably request to evidence the foregoing release of liens upon the Earthbound Rights created by the Note Documents, upon the full execution and delivery of both the Earthbound Acquisition Agreement and the Earthbound Participation Agreement, and the consummation of the sale and purchase (including without limitation receipt of the purchase price thereunder in good funds) contemplated by the Earthbound Acquisition Agreement.
5. PROVISIONS APPLICABLE TO EQUITY TRANSACTION. The provisions of subsections (a), (b), (c), (d) and (e) of this Section 5 shall be effective if and only if the Equity Transaction is consummated on or before April 1, 2010. Holdings shall (i) promptly provide to Holders complete and accurate copies of each private placement memorandum, registration statement, prospectus, or other offering materials produced, or any amendment or supplement thereto (each an “Equity Transaction Document,” and collectively, the “Equity Transaction Documents”), and (ii) provide Holders not less than ten Business Days’ prior written notice of the anticipated closing date of the Equity Transaction.
     (a) Paydown Provisions Applicable in IPO Transaction. The following paydown provisions shall apply if the initial Equity Transaction is an IPO.
               (i) Initial Cash Paydown on Closing of IPO. HWMP, Delaware Company and Holdings shall cause the underwriter of the IPO to remit directly to an account designated by the Collateral Agent for the benefit of the Holders, concurrently with its first remittance to Delaware Company or any Company Party of any net cash proceeds of the IPO, immediately available funds in an aggregate amount equal to the lesser of (A) $37.5 million or (B)(I) the aggregate outstanding amount of the EP Obligations as of the date of receipt by Holders of such funds, minus (II) $1.5 million (the “Initial IPO Cash Paydown”). Holdings and HWMP each hereby agrees to cause the Equity Transaction documents to provide for payment to the Collateral Agent for the benefit of the Holders of the Initial IPO Cash Paydown as an express and required use of proceeds of the IPO.
               (ii) Holders’ Securities on Closing of IPO. At the closing of the IPO, Holders also shall receive for no additional consideration, in addition to the Initial IPO Cash Paydown, shares of common stock of Delaware Company having a Value (as defined below) equal to $1.5 million, which shares of common stock shall be issued at the closing of the first issuance by Delaware Company of securities in the IPO (the “IPO Holders’ Securities”). As used herein, “Value” shall be defined as the product of (A) the number of shares of common stock to be issued by Delaware Company to Holders, multiplied by (B) the actual per share issuance price to the public of such shares in the IPO. The IPO Holders’ Securities shall be allocated among Holders (or their respective designees) in accordance with their respective Pro Rata Shares as in effect immediately prior to the date of receipt by Holders of the Initial IPO Cash Paydown or as otherwise designated by Holders to Holdings in writing prior to such date.
               (iii) Additional Payments to Holders Following Closing of IPO. In addition to the Initial IPO Cash Paydown, and in consideration of the release and discharge of the EP Obligations provided in Section 5(d) below, and if and only if the aggregate outstanding amount of the EP Obligations as of the date of (but immediately prior to) receipt by Holders of the Initial IPO Cash Paydown exceeds $39.0 million (such excess amount, the “Additional IPO Payment Amount”), each Company Party hereby agrees to pay to Holders an amount equal to all cash receipts actually received by (or credited to) such Company Party from Overture under the Overture Agreement in respect of “Law Abiding Citizen” until such time as Holders have received an aggregate amount equal to the Additional IPO Payment Amount (together with any accrued and unpaid interest thereon (computed on the basis of a year of 360 days and twelve 30-day months) at a per annum rate of 16.0%). All payments to Holders under this Section 5(a)(iii) shall be made within three Business Days of any Company Party’s receipt of said cash receipts from Overture, and shall be deemed applied first against any unreimbursed expenses of the Collateral Agent and Holders, then against interest and then against the principal portion of the Additional IPO Payment Amount. Holdings shall have the right, not later than the date of receipt by Holders of the Initial IPO Cash Paydown, to cause Holders to receive (concurrently with the Initial IPO Cash Paydown), an amount equal to the Additional IPO Payment Amount in full satisfaction of their obligations under this Section 5(a)(iii).
     (b) Paydown Provisions Applicable in Private Equity Investment Transaction. The following paydown provisions shall apply if the initial Equity Transaction is a Private Equity Investment.
               (i) Initial Cash Paydown on Closing of Private Equity Investment. Concurrently with the receipt by Holdings of the net proceeds of the Private Equity Investment, Holdings shall remit and HWMP shall cause Holdings to remit out of the net proceeds of the Private Equity Investment and directly to an account designated by the Collateral Agent for the benefit of the Holders immediately available funds in an aggregate amount equal to the lesser of (A) $39.0 million or (B) the aggregate outstanding amount of the EP Obligations as of the date of receipt by Holders of such funds (the “Initial Private Equity Investment Cash Paydown”). Holdings and HWMP each hereby agrees to cause the Equity Transaction documents to provide for payment to the Collateral Agent for the benefit of the Holders of the Initial Private Equity Investment Cash Paydown as an express and required use of proceeds of the Private Equity Investment.
               (ii) Additional Payments to Holders Following Closing of Private Equity Investment. In addition to the Initial Private Equity Investment Cash Paydown, and in consideration of the release and discharge of the EP Obligations provided in Section 5(d) below, and if and only if the aggregate outstanding amount of the EP Obligations as of the date of (but immediately prior to) receipt by Holders of the Initial Private Equity Investment Cash Paydown exceeds $39.0 million (such excess amount, the “Additional Private Equity Payment Amount”), each Company Party hereby agrees to pay to Holders an amount equal to all cash receipts actually received by (or credited to) such Company Party from Overture under the Overture Agreement in respect of “Law Abiding Citizen” until such time as Holders have received an aggregate amount equal to the Additional Private Equity Payment Amount (together with any accrued and unpaid interest thereon (computed on the basis of a year of 360 days and twelve 30-day months) at a per annum rate of 16.0%). All payments to Holders under this Section 5(b)(ii) shall be made within three Business Days of any Company Party’s receipt of said cash receipts from Overture, and shall be deemed applied first against any unreimbursed expenses of the Collateral Agent and Holders, then against interest and then against the principal portion of the Additional Private Equity Payment Amount. Holdings shall have the right, not later than the date of receipt by Holders of the Initial Private Equity Investment Cash Paydown, to cause Holders to receive (concurrently with the Initial Private Equity Investment Cash Paydown), an amount equal to the Additional Private Equity Payment Amount in full satisfaction of their obligations under this Section 5(b)(ii).
     (c) Method of Payments to Holders Under Section 5. All payments to be made to Holders pursuant to this Section 5 (including payments of the Initial IPO Cash Paydown or the Initial Private Equity Investment Cash Paydown, as applicable, to be made to Holders from the account designated by the Collateral Agent for the initial receipt thereof as specified in Sections 5(a)(i) and 5(b)(i) above) shall be made pro rata among Holders in accordance with their respective Pro Rata Shares as in effect immediately prior to the date of receipt by Holders of the Initial IPO Cash Paydown or the Initial Private Equity Investment Cash Paydown, as applicable, and shall be payable in lawful currency of the United States by wire transfer in immediately available funds to the account or accounts previously designated in writing by each Holder at least three Business Days prior to the applicable payment date. As of the date hereof, the wire instructions for all such payments due to each Holder, and its address, are set forth below each Holder’s name on Schedule 2 hereto.
     (d) Discharge of Obligations Under, Release of Liens Created by, and Termination of Note Documents. Effective immediately upon receipt by Holders of the Initial IPO Cash Paydown or the Initial Private Equity Investment Cash Paydown, as applicable, and the execution and delivery by Delaware Company (as applicable), Holdings and the other Company Parties, on the one hand, and Collateral Agent and Holders, on the other hand, of a mutual general release of any and all claims arising from or in respect of the Note Documents as of such date of receipt by Holders of the Initial IPO Cash Paydown or the Initial Private Equity Investment Cash Paydown, as applicable (which release shall be in substantially the form of the release set forth in Section 26 hereof but fashioned as a mutual release and shall except from its scope the rights and obligations of such parties under this Agreement (other than those rights and obligations hereunder that are discharged as set forth below)): (i) all Obligations under the Note Documents (other than those Obligations that are expressly stated to survive the termination of the Note Documents, which Obligations are hereby expressly assumed by any successor in interest to Holdings’ obligations hereunder and under any other Note Document, including, without limitation, Delaware Company) shall thereupon be completely discharged and satisfied in full, and each Company Party shall thereupon be released from all liability therefor; (ii) all liens and security interests created by the Note Documents in and to the Collateral shall thereupon be released and terminated without the need for any further action; (iii) all Note Documents shall thereupon be terminated (other than those provisions therein (such as but not limited to indemnification provisions) that by their express terms survive the termination of any such Note Documents), and all other rights and remedies of Collateral Agent and Holders thereunder shall thereupon be extinguished (including but not limited to any rights to receive or retain participation interests in any current or future film properties of any Company Party); and (iv) all obligations of Holders under any Note Document(s), including without limitation any obligation to pay management bonuses to executives of Company Parties, shall thereupon be terminated and all rights of Company Parties and any other Persons (including without limitation such executives) with respect thereto shall thereupon be completely discharged and satisfied in full, and each Holder shall thereupon be released from all liability therefor without the need for any further action; provided, that the foregoing release and discharge shall not release or otherwise affect any rights or obligations of the parties set forth in this Agreement (other than with respect to the obligations of HWMP or any Company Party under, and the rights of Collateral Agent or any Holder under, Sections 2 (except the last sentences of each of Sections 2(a) and 2(b)), 3 (except the last sentence thereof), 8 and 28 hereof, which rights and obligations shall be so extinguished and discharged). Collateral Agent and Holders hereby agree to execute and deliver or cause to be executed and delivered to Company, in each instance at the sole expense of Delaware Company or Holdings, as applicable, such further instruments and documents and do and cause to be done such further actions as may reasonably be requested by Company to evidence the foregoing release and termination, including (A) returning all original Notes to Company for cancellation and (B) executing and delivering to Company any required lien release documents.
     (e) Waiver of Redemption Premium Provisions. Notwithstanding any contrary term or provision in the Securities Purchase Agreement or any other Note Document, including Section 2.6 of the Securities Purchase Agreement, no redemption premium shall be owed in connection with any repayment of the Obligations effected directly in connection with any Equity Transaction consummated on or before April 1, 2010, pursuant to the terms of this Agreement.
     (f) Indemnification of Holders. (i) Indemnification. To the full extent permitted by law, each of Holdings (which shall include any successor in interest to Holdings’ obligations hereunder, including Delaware Company) and each other Company Party (each an “Indemnitor,” and collectively, the “Indemnitors”) agrees to jointly and severally indemnify, defend (subject to this Section 5(f)) and hold harmless Collateral Agent and each Holder, each of their respective officers, directors, shareholders, members, employees, representatives, attorneys, advisors and partners, and each Affiliate and “Controlling Person” (i.e., a Person that controls such entity within the meaning of Section 15 of the Securities Act (as defined below)) of such Holder (each an “Indemnified Party,” and collectively, the “Indemnified Parties”), against all expenses, claims, losses, damages or liabilities (or actions in respect thereon), including any of the foregoing incurred in any investigation or inquiry or in any settlement of any litigation commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Equity Transaction Document, or on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by any Indemnitor of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission

(“Commission”) promulgated thereunder (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), any state securities or blue sky law, and the Indemnitors will reimburse each such Indemnitee, for any legal and any other expenses incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action (including any appeals or the enforcement of any right hereunder) as such expenses are incurred; provided, that the indemnity agreement contained in this Section 5(f) shall not apply to any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with any such Equity Transaction Document, in reliance upon and in conformity with written information furnished expressly for use in connection therewith by a Holder. This indemnity is not intended as a sole or exclusive remedy and shall not affect or limit any other rights otherwise available to any Indemnified Party under law or equity.
          (ii) Defense of Claims. Each Indemnified Party shall give notice to Delaware Company (and Holdings if it is a separate legal entity from Delaware Company) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnitors (or any of them) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnitors, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Parties (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Parties may participate in such defense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve any Indemnifying Party of any obligation or liability under this Section 5(f) except to the extent the failure to give such notice is materially prejudicial to the Indemnitors’ ability to defend such action. Notwithstanding the foregoing, however, if an Indemnified Party reasonably determines that there is or may be a conflict between the positions of such Indemnified Party and any of the Indemnitors in connection with the defense of such action, suit, investigation, inquiry or other proceeding or that there may be legal defenses available to such Indemnified Party different from or in addition to those available to any of the Indemnitors, then counsel for the Indemnified Party shall be entitled to conduct the defense of such matter at the Indemnitors’ sole expense, and in any event, such Indemnified Party shall be entitled to have counsel chosen by such Indemnified Party participate in, but not to conduct, the defense. No Indemnitor, in the defense of any such claim or litigation, shall, except with the written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimants or plaintiffs to such Indemnified Party of a release from all liability in respect to such claim or litigation or that provides for the payment by any Indemnified Party of any amounts in settlement of such claim or litigation.
          (iii) Contribution. If the indemnification provided in this Section 5(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnitors thereunder shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnitors, on the one hand, and of the Indemnified Party, on the other hand, in connection with the statements, omissions or violations that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 5(f)(iii) exceed the total of the net cash proceeds and the Value of the IPO Holders’ Securities (if applicable) from the applicable Equity Transaction received by such Holder. The relative fault of the Indemnitor and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any Indemnitor or by the Indemnified Parties and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
6. CONDITIONS TO EFFECTIVENESS. Each of the parties hereto hereby agrees and acknowledges that this Agreement shall not be effective until such time as each of the following conditions shall have been satisfied (or waived in writing by the beneficiary thereof) in form and substance satisfactory to all parties (the date the last of such conditions shall be so satisfied (or waived) being referred to herein as the “Effective Date”):
     (a) Each party hereto shall have received a copy of this Agreement duly executed and delivered by the other parties;
     (b) The Company Parties shall have received any consents required under the Credit Agreement Documents;
     (c) HWMP shall have funded in immediately available funds the Effective Date Funding Amounts into the applicable accounts specified in Preliminary Statement B(2)(a); and
     (d) HWMP shall have advanced an aggregate amount of $100,000 to Holders as an advance against attorneys’ fees for services rendered by Manatt Phelps & Phillips, LLP (“Manatt”), as counsel to Holders, in connection with the transactions contemplated hereby (which amount Holders hereby acknowledge as having received) (with any excess remaining after the closing of such transactions to be promptly returned to HWMP, subject to the provisions of Section 25 hereof).
In the event any of the foregoing conditions has not been satisfied (or waived in writing by the beneficiary thereof) by the close of business on the fifth Business Day after the execution and delivery hereof by all parties hereto, this Agreement shall be of no further force or effect and shall not be binding on the parties hereto; provided, that notwithstanding the foregoing, Sections 6(d) and 25 hereof shall be applicable and in full force and effect.
7. REPRESENTATIONS AND WARRANTIES. To induce the parties hereto to enter into this Agreement, each party hereto represents and warrants to the other parties that: (a) such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to execute and deliver, and to perform its obligations under, this Agreement and the other agreements contemplated hereby to which it is a party (including, for the avoidance of doubt, the Earthbound Acquisition Agreement and the Earthbound Participation Agreement); (b) the execution, delivery and performance by such party of this Agreement and all documents contemplated hereunder are within such party’s powers, have been duly authorized, executed and delivered by such party, and are not in conflict with such party’s articles, bylaws, limited liability company agreement, operating agreement, partnership agreement or other organizational documents; (c) this Agreement and each other agreement contemplated to be entered into by such party constitutes a valid and binding obligation of such party enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and (d) the execution, delivery and performance of this Agreement and each other agreement contemplated to be entered into by such party will not violate any applicable law, rule or order of any court or governmental agency or body to which such party is subject, or any agreement with any Person to which such party is subject. In addition, Holdings and Company hereby represent and warrant to Collateral Agent and Holders that no Forbearance Default has occurred, now exists or will be triggered by the performance of such parties’ entry into and performance of their obligations under this Agreement and the agreements contemplated hereby. Each of Holdings and Company agrees that any breach by it of any representations, warranties or covenants by it under this Agreement shall be a Forbearance Default.
8. NO AMENDMENT OR GENERAL WAIVER. This Agreement shall be limited solely to the matters expressly set forth herein and, except as expressly provided herein, shall not (a) constitute an amendment, modification or waiver of, or a forbearance with respect to, any term or condition of the Securities Purchase Agreement, the Forbearance Agreement or any other Note Document, (b) prejudice, restrict or affect any right or rights that Collateral Agent or any Holder may now have or may have in the future under or in connection with the Securities Purchase Agreement, the Forbearance Agreement or any other Note Document, or (c) require Collateral Agent or any Holder to agree to any amendment, modification or waiver of, or forbearance with respect to, any term or condition of the Securities Purchase Agreement, the Forbearance Agreement or any other Note Document on a future occasion. Each of Holdings, the Company and each other Company Party expressly acknowledges and agrees that the Securities Purchase Agreement and the other Note Documents to which it is a party are valid and enforceable by Collateral Agent and the Holders against it, and expressly reaffirms each of its Obligations under each Note Document to which it is a party. Holdings, the Company and each other Company Party further expressly acknowledge and agree that Collateral Agent, on behalf of the Holders, has a valid, duly perfected, first priority and fully enforceable security interest in and lien against each item of Collateral (except as otherwise provided in the Intercreditor Agreement or the Note Documents). Each of Holdings, the Company and the other Company Parties agrees that it shall not dispute the validity or enforceability of the Securities Purchase Agreement or any of the other Note Documents or any of its Obligations thereunder, or the validity, priority, enforceability or extent of Collateral Agent’s security interest in or lien against any item of Collateral. Holdings, the Company and each of the other Company Parties hereby acknowledge and agree that this Agreement shall be a Note Document and, as such, Collateral Agent shall have the same rights and remedies against the Company Parties under this Agreement as it has with respect to breaches of covenants, representations and warranties in other Note Documents. Pursuant to Section 9-624 of the UCC, Holdings, the Company and each Company Party hereby irrevocably waives to the fullest extent permissible under the UCC and other applicable law: (a) the right to notification of the disposition of any or all Collateral pursuant to Section 9-611 of the UCC or any similar provisions under other applicable law; and

(b) any and all rights it may possess to redeem the Collateral under Section 9-623 of the UCC or any similar provisions under other applicable law.
9. TIME OF ESSENCE. Time is of the essence for all payments to be made and all obligations to be performed under this Agreement.
10. FURTHER ASSURANCES. Each of the parties hereto agrees that it will promptly execute and deliver or cause to be executed and delivered such further instruments and documents, and take or cause to be taken such further action, as may be necessary, or that any other party hereto may reasonably request, in order to give effect to, or implement to the fullest extent, each of the terms and provisions of this Agreement, in each case at the sole expense of Holdings and the Company.
11. NOTICES. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and addressed to the party to be notified at its address specified opposite its name on Schedule 1 hereto (or to such other address or facsimile number as may be substituted by notice given as herein provided) and shall be effective and be deemed to have been received: (a) if delivered by hand, upon personal delivery; (b) if delivered by reputable overnight courier service, one Business Day after delivery to such courier service with all charges prepaid (or charged to the account of the sender) and with receipt confirmed (by a record of receipt maintained) by such overnight courier; (c) if delivered by United States mail, upon the earlier of actual receipt and three Business Days after deposit, registered or certified mail, return receipt requested, with proper postage prepaid; and (d) if delivered by facsimile, upon sender’s receipt of confirmation of proper transmission. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, direction or other communication to any Person designated in Schedule 1 to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, direction or other communication.
12. NO WAIVER. No party’s failure, at any time or times hereafter, to require strict performance by any other party of any provision or term of this Agreement shall waive, affect or diminish any right of such party thereafter to demand strict compliance and performance therewith.
13. SOLE BENEFIT OF PARTIES. This Agreement (including each Exhibit hereto) is solely for the benefit of the parties hereto and their respective successors and assigns (including, with respect to Holdings, Delaware Company), and no other Person shall have any right, benefit or interest under or because of the existence of this Agreement.
14. LIMITATION ON RELATIONSHIP BETWEEN PARTIES. The relationship of Collateral Agent and the Holders, on the one hand, and the Company Parties, on the other hand, with respect to the Securities Purchase Agreement, the Forbearance Agreement, the Notes and the other Note Documents, has been and shall continue to be, at all times until receipt by Holders of the Initial IPO Cash Paydown or the Initial Private Equity Investment Cash Paydown (as applicable), that of creditor and debtor. Nothing contained in this Agreement, any instrument, document or agreement delivered in connection herewith, the Securities Purchase Agreement or any of the other Note Documents shall be deemed or construed to create a fiduciary relationship among any of the parties hereto.
15. NO ADVERSE CONSTRUCTION. The parties hereto agree that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement (or any Exhibits hereto) or any subsequent amendment hereto or thereto.
16. NO ASSIGNMENT. This Agreement (including each Exhibit hereto) shall not be assignable by HWMP or the Company Parties, or any one of them, without the prior written consent of Holders (which may be granted or withheld in the Holders’ sole discretion). Collateral Agent and each Holder may assign to one or more Persons all or any part of, or any participation interest in, Collateral Agent’s or such Holder’s rights and benefits hereunder in accordance with the Securities Purchase Agreement, including, without limitation, the rights to payments pursuant to Section 5 hereof.
17. ENTIRE AGREEMENT; MISCELLANEOUS. Subject to Section 27 below, this Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, oral or written, with respect thereto. The section and subsection titles contained in this Agreement are included for the sake of convenience only, and shall not affect the meaning or interpretation of this Agreement.
18. LIMITED EFFECT. Subject to Section 27 below, in the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of the Securities Purchase Agreement and other Note Documents with respect solely to the express subject matter and provisions of this Agreement, the terms and provisions of this Agreement shall govern. In all other respects, the Note Documents shall remain in full force and effect.
19. WAIVER OF JURY TRIAL. THE PARTIES HERETO, AND EACH OF THEM, HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
20. NO ORAL MODIFICATION. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.
21. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

22. GOVERNING LAW; JURISDICTION. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND INTENDED TO BE PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND OTHER DOCUMENTS AND OTHER SERVICE OF PROCESS OF ANY KIND AND CONSENTS TO SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA WITH RESPECT TO OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BY ANY MEANS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING BY THE MAILING THEREOF (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY SPECIFIED IN SECTION 11 (AND SHALL BE EFFECTIVE WHEN SUCH MAILING SHALL BE EFFECTIVE, AS PROVIDED THEREIN). EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING CONTAINED IN THIS SECTION 22 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY HERETO IN ANY OTHER JURISDICTION.
23. CONSULTATION WITH COUNSEL. Each of the parties hereto represents to the others that it has discussed this Agreement with its attorneys.
24. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page hereto by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

25. PAYMENT OF LEGAL FEES. HWMP hereby agrees to pay for all reasonable legal fees and out-of-pocket costs for services rendered by Manatt, as counsel to Holders, Loeb & Loeb LLP (“Loeb”), as counsel to the Company Parties and HWMP, and Akin Gump Strauss Hauer & Feld LLP (“Akin”), as counsel to Union Bank, in connection with the transactions contemplated hereby and, to the extent that HWMP agrees to pay such fees and costs, Collateral Agent and Holders hereby consent to the incurrence by the Company Parties and HWMP of the obligation to pay for same. Without limiting the foregoing: (a) the parties agree that there is no undertaking on the part of Holders to pay or reimburse any party or law firm with respect to the fees and costs of Loeb and Akin (“Loeb/Akin Fees”), and the parties therefore agree that in no event shall Holders have any liability for such Loeb/Akin Fees; and (b) HWMP hereby agrees that, upon the exhaustion of the $100,000 paid by HWMP to Holders pursuant to Section 6(d) above, HWMP shall provide additional advances to Holders against Holders’ legal expenses, as reasonably required by Holders. Holders shall provide or cause to be provided to HWMP copies of summary invoices provided to Holders by Manatt in connection with the transactions contemplated hereby upon request by HWMP.
26. RELEASE. Each of Holdings, the Company and each other Company Party hereby acknowledges that as of the Effective Date it has no defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever (other than payment) that can be asserted to (i) reduce or eliminate all or any part of its EP Obligations or liabilities under the Note Documents or (ii) seek affirmative relief or damages of any kind or nature from Collateral Agent or any Holder or their respective affiliates or participants, or any of their respective directors, managers, members, partners, officers, agents, employees or attorneys (the “Covered Persons”). Each of Holdings, the Company and the other Company Parties hereby voluntarily and knowingly releases and forever discharges each of the Covered Persons, and their successors and assigns, from all possible claims, demands, actions, causes of action, damages, costs, expenses, and liabilities whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, which Holdings, the Company or such Company Party may now or hereafter have against any Covered Person, and irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, with respect to matters occurring or arising prior to the effectiveness of this Agreement and arising from or in respect of the Note Documents.
     Each of Holdings, the Company and each other Company Party hereby waives the provisions of any applicable laws (including Section 1542 of the California Civil Code) restricting the release of claims which the releasing parties do not know or suspect to exist at the time of release, which, if known, would have materially affected Holdings’, the Company’s or such Company Party’s decision to agree to such release. Each of Holdings, the Company and each other Company Party hereby agrees, represents and warrants to Collateral Agent, the Holders and their respective affiliates and participants, and their respective predecessors, agents, officers, directors, employees, successors and assigns that it realizes and acknowledges that factual matters now unknown to Holdings, the Company or such Company Party may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and further agrees, represents and warrants that the release provided hereunder has been negotiated and agreed upon in light of that realization and that Holdings, the Company and such Company Party nevertheless hereby intend to release, discharge and acquit the Covered Persons, and their successors and assigns, from any such unknown claims. Section 1542 of the California Civil Code provides as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Holdings, the Company and each Company Party agrees this section shall be immediately effective as to Holdings, the Company and each Company Party on the date such party executes this Agreement. The effectiveness of this section shall survive the expiration or any other termination of this Agreement.
27. TERMINATION; SURVIVAL OF AGREEMENTS. This Agreement shall terminate upon the earlier to occur of (i) the termination of the Forbearance Period by the Holders following the occurrence of a Forbearance Default, and (ii) the failure of an Equity Transaction to be consummated by April 1, 2010. Upon any such termination of this Agreement, except as provided in the immediately succeeding sentence, the parties shall have no further obligations to each other hereunder. Notwithstanding anything to the contrary herein, Sections 2, 3, 7, 16, 19, 21, 22, 25, 26, 27 and 29 shall survive any such termination of this Agreement.
28. REAFFIRMATION AND AMENDMENT OF GUARANTY. Each of the Company Parties who are Guarantors acknowledges the terms of this Agreement and reaffirms and agrees that: (i) the Guaranty and Security Agreement remains in full force and effect and that its Guaranty Obligations cover the full and punctual payment of the EP Obligations (payable without demand upon any failure by the Company or any other Note Party obligated thereon to make payment thereof and including any damages incurred by Collateral Agent or Holders arising therefrom); (ii) nothing in such Guaranty and Security Agreement obligates Collateral Agent or any Holder to notify the undersigned of any changes in the financial accommodations made available to the Company or to seek reaffirmations of such Guaranty Obligation; and (iii) no requirement to so notify any Guarantor or to seek reaffirmations in the future shall be implied by this reaffirmation.
29. CONSENT TO PRIORITY RECOUPMENT OF WEINSTEIN SALES AGENCY FEE. Notwithstanding any contrary term or provision set forth in the Securities Purchase Agreement or any other Note Document, and effective as of October 31, 2009, Collateral Agent and Holders hereby consent and agree to (a) Company’s execution of the Sales Agency Agreement pursuant to which Company shall be obligated to pay to Weinstein a non-deferred sales agency fee of 7.5% of 100% of Collections from exploitation of the “Rights” (as such term is defined in the Sales Agency Agreement) in and to LAC in the “Territories” (which is defined in the Sales Agency Agreement as Italy, France and Japan and all other countries and territories customarily included in a license in each such territory in the motion picture industry) with respect to license agreements entered into for any such Territory after October 21, 2009, and (b) the disbursement out of the Collection Account of such Agency Fees to an account in the name of Weinstein to be designated by Company in writing to the Credit Agreement Administrative Agent (or, after repayment in full in cash of the Senior Obligations, Collateral Agent) for payment on behalf of

Company of such Agency fees prior to the application of any such Collections as otherwise provided in the Waterfall (as defined in the Forbearance Agreement).
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Buyout Agreement as of the date first written above.

H & W MOVIE PARTNERS, LLC

By:	[ILLEGIBLE]
Name:
Title:

THE FILM DEPARTMENT HOLDINGS LLC
By:	/s/ Neil Sacker
Neil Sacker, President & Chief Operating
Officer

THE FILM DEPARTMENT LLC By: The Film Department Holdings LLC, its sole Member
By:	/s/ Neil Sacker
Neil Sacker, President &
Chief Operating Officer

TFD LITERARY ACQUISITIONS, LLC By: The Film Department LLC, its sole Member
By:	/s/ Neil Sacker
Neil Sacker, President &
Chief Operating Officer

THE FILM DEPARTMENT INTERNATIONAL, LLC By: The Film Department LLC, its sole Member
By:	/s/ Neil Sacker
Name: Neil Sacker
Title: President and COO

REBOUND DISTRIBUTION LLC By: The Film Department LLC, its sole Member
By:	/s/ Neil Sacker
Name: Neil Sacker Title: President and COO

LAC FILMS, LLC By: The Film Department LLC, its sole Member
By:	/s/ Neil Sacker
Name:	Neil Sacker
Title:	President and COO

TFD MUSIC, LLC By: The Film Department LLC, its sole Member
By:	/s/ Neil Sacker
Name:	Neil Sacker
Title:	President and COO

FILM DEPARTMENT MUSIC, LLC By: The Film Department LLC, its sole Member
By:	/s/ Neil Sacker
Name:	Neil Sacker
Title:	President and COO

BD PRODUCTIONS, LLC By: The Film Department LLC, its sole Member
By:	/s/ Neil Sacker
Name:	Neil Sacker
Title:	President and COO

ETON PARK CLO MANAGEMENT 1 By: Eton Park Asset Management, L.L.C., as Collateral Manager, as a Holder
By:	/s/ Terrence Aquino
	Name:	Terrence Aquino
Its: Chief Financial Officer

ETON PARK CLO MANAGEMENT 2 By: Eton Park Asset Management, L.L.C., as Collateral Manager, as a Holder
By:	/s/ Terrence Aquino
	Name:	Terrence Aquino
Its: Chief Financial Officer

ETON PARK MASTER FUND, LTD. BY: Eton Park Capital Management, L.P., its Investment Manager, as a Holder
By:	/s/ Terrence Aquino
	Name:	Terrence Aquino
Its: Chief Financial Officer

ETON PARK FUND, L.P. By: Eton Park Capital Management, L.P., its investment manager, as a Holder
By:	/s/ Terrence Aquino
	Name:	Terrence Aquino
Its: Chief Financial Officer

UNION BANK, N.A., as Collateral Agent

By:	/s/ Alex Cho
	Name:	Alex Cho
Its: Duly Authorized Signatory

Exhibit A
Redemption Agreement
[See attached]

Exhibit B
Lost Warrant Affidavit
[See attached]

Exhibit C
Equity Investment Summary
[See attached]

SCHEDULE 1
Notice Addresses
(A)	If to HWMP, at:

H & W Movie Partners, LLC 2701 E. Camelback Rd., Suite #180 Phoenix, Arizona 85016 Attention: Mr. Michael J. Witherill Facsimile No.: (602) 424-1803 Telephone No.: (602) 424-9555

with copies to:

Loeb & Loeb LLP
10100 Santa Monica Boulevard, Suite 2200
Los Angeles, California 90068
Attention: Susan Zuckerman Williams, Esq. and Michael A. Mayerson, Esq.
Facsimile No.: (310) 282-2200
Telephone No.: (310) 282-2000

(B)	If to any Company Party, at:

[Company Party]
c/o The Film Department LLC
8439 Sunset Boulevard, 2nd Floor
Hollywood, California 90069
Attention: Mr. Mark Gill and Mr. Neil Sacker
Facsimile No.: (866) 311-4894
Telephone No.: (323) 785-3700

with copies to:

Loeb & Loeb LLP
10100 Santa Monica Boulevard, Suite 2200
Los Angeles, California 90068
Attention: Susan Zuckerman Williams, Esq. and Michael A. Mayerson, Esq.
Facsimile No.: (310) 282-2200
Telephone No.: (310) 282-2000

(C)	If to Collateral Agent, at:

Union Bank, N.A. Entertainment Finance Group 1901 Avenue of the Stars, Suite 600 Los Angeles, California 90067 Attention: Mr. Alex Cho

Facsimile No.: (310) 551-8980 Telephone No.: (310) 551-8963

with copies to:

Akin Gump Strauss Hauer & Feld LLP 2029 Century Park East, Suite 2400 Los Angeles, California 90067 Attention: P. John Burke, Esq. Facsimile No.: (310) 229-1001 Telephone No.: (310) 229-1038

(D)	If to any Holder, at

[Holder] c/o Eton Park Capital Management, L.P. 399 Park Avenue, 10th Floor New York, New York 10022 Attention: Mr. Ralph Rosenberg Facsimile No.: (646) 521-6396 Telephone No.: (212) 756-5321

with copies to:

Manatt, Phelps & Phillips, LLP 11355 W. Olympic Boulevard Los Angeles, California 90064 Attention: Lindsay Conner, Esq. Facsimile No.: (310) 914-5881 Telephone No.: (310) 312-4229

SCHEDULE 2
Wire Transfer Information for Holders
(A)	Eton Park CLO Management 1:

Bank of America
ABA # 026 009 593
Swift: BOFAUS3N
Acct: 2047628893919
FFC: 711088.15
Acct Name: Trust Wires Clearing / R6CMWARE
Ref: (The Film Department LLC) / Eton Park CLO Management 1
Attn: Christopher Kim / R6CMWARE

(B)	Eton Park CLO Management 2:

Bank of America
ABA # 026 009 593
Swift: BOFAUS3N
Acct: 2047628893919
FFC: 711114.2
Acct Name: Trust Wires Clearing / R6IIWARE
Ref: (The Film Department LLC) / Eton Park CLO Management 2
Attn: Christopher Kim / R6IIWARE

(C)	Eton Park Master Fund, Ltd.:

Account Name: Eton Park Master Fund Ltd Account number: 957080700 JPM ABA: 021000021

(D)	Eton Park Fund, L.P.:

Account Name: Eton Park Fund LP Account number: 957080727 JPM ABA: 021000021

31